UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices) (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

Comerica Incorporated (“Comerica”) previously announced that Ralph W. Babb Jr., chairman and chief executive officer of Comerica, will make a presentation at the Sandler O’Neill + Partners, LP 2011 West Coast Financial Services Conference on Tuesday, March 8, 2011.  Elizabeth S. Acton, executive vice president and chief financial officer, Lars C. Anderson, vice chairman, The Business Bank and Dale E. Greene, executive vice president, The Business Bank, also will participate. Comerica’s presentation will begin at 7:10 a.m. PT.

Additionally, Comerica Incorporated (“Comerica”) previously announced that Mr. Babb will make a presentation at the Citi 2011 Financial Services Conference on Thursday, March 10, 2011.  Ms. Acton, Mr. Anderson and Mr. Greene also will participate. Comerica’s presentation will begin at 8:45 ET.

To access the live audio webcast for each conference, visit the “Investor Relations” area of Comerica’s website at www.comerica.com.  Replays will be available at the same location following the conferences.  A copy of the presentation slides, which will be discussed at each conference, is attached hereto as Exhibit 99.1.

The information in this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	99.1	Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President - Governance, Regulatory Relations and Legal Affairs,
and Secretary

Date: March 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Slides